I

United States

Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2021 (August 17, 2021)

(Exact name of registrant as specified in its charter)

Delaware	000-10537	36-3143493
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37 South River Street
Aurora, Illinois 60507
(Address of principal executive offices) (Zip code)

(630) 892-0202
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OSBC	The Nasdaq Stock Market

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2021, upon the recommendation of the Nominating and Corporate Governance Committee of the board of directors (the “Board”) of Old Second Bancorp, Inc. (the “Company”), the Board increased its size to 14 directors and appointed Dennis Klaeser to fill the newly-created seat, effective immediately.  Mr. Klaeser was also elected to serve on the board of directors of our subsidiary bank, Old Second National Bank (the “Bank”).

Mr. Klaeser has extensive executive-level experience in the banking industry, most recently serving as Chief Financial Officer of TCF Financial Corporation (formerly Chemical Financial Corporation) and TCF National Bank from August 2016 until April 2020.  Before that, Mr. Klaeser served as Chief Financial Officer and an Executive Managing Director of Talmer Bancorp, Inc. from May 2010 until Talmer Bancorp’s merger with Chemical Financial Corporation in August 2016. Mr. Klaeser also served as Chief Financial Officer and a director of First Place Bank following its acquisition by Talmer Bancorp, Inc. from January 2013 until it was merged into Talmer Bank and Trust in February 2014. Mr. Klaeser was a senior Midwest bank analyst with Raymond James from April 2009 to May 2010. From 2003 until 2009, Mr. Klaeser was Chief Financial Officer of PrivateBancorp, Inc. From 2000 through 2002, Mr. Klaeser was Managing Director and Head of the Financial Institutions Group for Anderson Corporate Finance, a division of Arthur Andersen, where he was responsible for advising financial institutions on complex merger and acquisition transactions, restructuring, and divestures. Mr. Klaeser also spent seven years as an investment banker and was head of the Financial Institutions Group at EVEREN Securities, which was acquired by First Union Securities.

Mr. Klaeser was appointed as a Class II director for a term that will expire at our 2024 annual meeting of stockholders, and until his successor is duly elected and qualified. The Board has determined that Mr. Klaeser is an independent director under the applicable listing standards of the Nasdaq Stock Market.  Mr. Klaeser was also appointed to the Audit Committee and the Risk Committee of the Board.

In connection with his appointment to the Board, Mr. Klaeser was awarded an initial equity award of 1,500 time-based restricted stock units in accordance with the terms of our 2019 Equity Incentive Plan.  Under the terms of the award agreements, the restricted stock units will cliff vest on the third anniversary of the August 17, 2021 grant date, based on the director’s continued service, subject to certain exceptions.  Mr. Klaeser will also participate in the Board’s standard non-employee director compensation arrangements, as described under “Director Compensation” in our definitive proxy statement filed with the SEC on April 16, 2021, which description is incorporated herein by reference, as such arrangements may be amended from time to time.

There are no other arrangements or understandings between Mr. Klaeser and any other person pursuant to which he was selected to serve on the Board. There are no transactions in which the Company is a party and in which Mr. Klaeser has a material interest subject to disclosure under Item 404(a) of Regulation S-K

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD SECOND BANCORP, INC.

Dated: August 17, 2021	By:	/s/ Bradley S. Adams
Bradley S. Adams
Executive Vice President and
Chief Financial Officer